1 November 4, 2026 Q3 2026 Earnings

2 Forward Looking Statements & Non-GAAP Measures Forward-looking statements Certain statements in this presentation by Freshpet, Inc. (the “Company”) constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations and assumptions. These include statements related to our opportunities and expected size of the category and our TAM, expected impact of new technology on adjusted gross margin, capex spending in 2026, capital efficiency framework and 2026 guidance and 2027 targets. Words such as "anticipate", "believe", "could", "estimate", "expect", "guidance", "intend", "may", "might", "outlook", "plan", "predict", "seek", "will", "would" and variations of such word and similar future or conditional expressions are intended to identify forward looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward- looking statements including the implementation of our new technologies in the time frame, at the rate, at the cost, or with anticipated efficiencies and impact on formulation and product quality we expect, changes in consumer sentiment, economic uncertainty, changes in rates of pet acquisition, the launch of new competitive products, changes in management, impact of tariffs, fuel, energy and ingredient pricing, effectiveness of media campaigns, success rate of new chillers, failure of our marketing or new distribution channels to meet expectations, the and most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward- looking statements are made only as of the date of this presentation. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. Non-GAAP measures Freshpet uses certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA as a % of net sales (Adjusted EBITDA Margin), Adjusted Gross Profit, Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin), Adjusted SG&A and Adjusted SG&A as a % of net sales, and Free Cash Flow. These non- GAAP financial measures should be considered as supplements to GAAP reported measures, should not be considered replacements for, or superior to, GAAP measures and may not be comparable to similarly named measures used by other companies. Freshpet defines EBITDA as net income plus depreciation and amortization expense, interest expense net of interest income and income tax (benefit) expense, and Adjusted EBITDA represents EBITDA less gain on equity investment, plus non-cash share-based compensation expense, loss on disposal of property, plant and equipment, distributor transition costs, legal obligation, and international business charges. Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and loss on disposal of manufacturing equipment, Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, loss on disposal of equipment, distributor transition costs, legal obligation and international business charges, and Free Cash Flow as net cash flows provided by operating activities less capital expenditures. Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Non-GAAP financial measures are shown as supplemental disclosures in this presentation because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. Adjusted EBITDA is also an important component of internal budgeting and setting management compensation. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company’s overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. Certain of these measures represent the Company's guidance for fiscal year 2026. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and impact of certain items, including the timing of and amount of costs of goods sold and selling, general and administrative expenses, that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. The unavailable information could significantly impact our financial results. These items are not within the Company's control and may vary greatly between periods. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile these forecasted non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above. 3Q26 Earnings Presentation

3 Freshpet’s mission is to help dogs and cats live longer, happier, healthier lives with the people who love them 3Q26 Earnings Presentation

4 Highlights

5 We have built a structurally different business than many of our CPG peers, with multiple strategic competitive advantages that have grown and evolved over the last 20 years —and are now the foundation of an advantaged business that has sizeable upside potential.

Q3 2026: Strong sales and significant margin growth



Financial		
	Q3 2026	YoY Change
Net Sales	**$317.8M**	**+10.0%**
Adjusted Gross Margin*	**50.0%**	**+400 bps**
Net Income	**$29.7M**	-$72.0M**
Adjusted EBITDA	**$64.5M**	**+$9.9M**
Adjusted EBITDA Margin*	**20.3%**	**+140 bps**
Logistics Costs*	**7.1%**	+170 bps
Input Costs*	**28.9%**	**-20 bps**
Quality Costs*	**1.6%**	**-50 bps**
Operating Cash Flow	**$60.8M**	-$6.0M
Free Cash Flow	**$37.8M**	**+$6.3M**

Retail	
Comparisons to prior year period unless otherwise noted	Q3 2026
MVP Household Penetration	**+8%**
Total Buy Rate	**+9%**
Total Household Penetration	**+1%**
Fridge Growth	**+4%**
Cubic Feet of Fridges	**+5%**
Store Count	**+5%**
Total Distribution Points	**+14%**
Ecommerce[1] Share of Sales	**16.9%**
Market Share[2]	**4.5%**

**As a percent of net sales*

Source: Internal Data, Numerator for 12 months ended 9/27/26, Nielsen for 52W ended 9/26/26
1 Ecommerce includes Click & Collect, Last Mile Delivery, Pure Play, and DTC
2 Market share of US dog food and treats from Nielsen Omnichannel
***The decrease in net income was primarily due to the $77.9 million deferred income tax benefit recognized in the prior year as a result of the release of the majority of the valuation allowance*

3Q26 Earnings Presentation freshpet | 6

Freshpet's opportunity



freshpet

Large category, growing market share — **Growing Total Addressable Market (TAM)** — **Improving returns on capital**

Large category, growing market share	Growing Total Addressable Market (TAM)	Improving returns on capital
~$38B Dog food and treats category; Freshpet has 4.5% market share	10M MVP Households and 36M Households and growing; Generational shift	Disciplined capital spending; applying capital efficiency framework with scale benefits

Source: NIQ Total US Pet Food $ - OmniChannel by Category 52 Weeks Ended 9/26/26
Total Addressable Market based on Internal Proprietary Model sourced from Numerator

3Q26 Earnings Presentation freshpet | 7

8 Significant runway for growth in a large category Source: NIQ Total US Pet Food $ - OmniChannel by Category 52 Weeks Ended 9/26/26 ~$57B U.S. pet food category ~$38B Dog food and treats category 4.5% Freshpet market share of dog food and treats

9 Generational transition to younger pet parents continues to increase Freshpet’s Total Addressable Market (TAM) Freshpet Total Addressable Market (households in millions) Source: Internal Proprietary Model sourced from Numerator, 2026 MVP Different Methodology MVP= Most Valuable Pet Parents 3Q26 Earnings Presentation Total Freshpet 33M Total Freshpet 36M MVP 10M 2026 MVP 7.5M 2024

10 Continued growth in consumer franchise with increased mix of MVP’s Source: Numerator Panel data for the 12-month periods ending 10/2/22, 10/1/23, 9/29/24, 9/28/25, 9/27/26 Freshpet Household Penetration Growth (in millions) (52 weeks) 3Q26 Earnings Presentation 1.3 1.7 2.1 2.4 2.6 9.0 10.1 11.6 12.8 12.9 10.2 11.8 13.7 15.3 15.5 2022 2023 2024 2025 2026 Non-MVP HouseholdsMVP Households % of total Freshpet households that are MVP’s 12% 14% 15% 16% 17%

11 Source: Numerator Panel data for the 12-month periods ending 10/2/22, 10/1/23, 9/29/24, 9/28/25, 9/27/26 *Most Valuable Pet Parents MVP* household mix and buy rate growth are driving total buy rate expansion 3Q26 Earnings Presentation MVPs represent 72% of Freshpet sales $85 $101 $106 $112 $122 2022 2023 2024 2025 2026 Total Freshpet Buy Rate (52 weeks) $441 $486 $484 $492 $522 2022 2023 2024 2025 2026 MVP Buy Rate (52 weeks) $35 $37 $39 $40 $41 2022 2023 2024 2025 2026 Non-MVP Buy Rate (52 weeks)

12 Large retail footprint acts as micro fulfillment centers for omnichannel customers with 82% of our delivered sales through the fridge network Second/Third Fridges 25% One Fridge 75% 19,499 21,570 22,716 23,631 25,281 26,777 28,141 30,235 31,164 10,825 13,386 15,023 16,562 18,095 19,829 22,385 24,717 26,963 29,547 34,274 36,544 39,347 40,523 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 YTD 2026 Store Count Fridge Count Freshpet Store & Fridge Counts Number of Fridges per Store* Source: Internal data for the period ending 9/30/26; *U.S. and Canada Fridges 3Q26 Earnings Presentation

13 Building a franchise for MVPs • Driving more access via retail based TDP’s (+14%) and online expansion • Large fridge network enables local delivery and increases holding capacity for online sales • Realizing outsized digital growth through ecommerce and DTC expansion • Concentrating investment across the highest-value MVP touchpoints • “Better Food for Your Better Half” creative addressing MVP motivations & barriers to purchase • Capturing next generation of pet parents with disproportionate gains among Millennials & Gen Z Omnichannel focus Marketing & Consumer Engagement ‘Real’ Food Leadership • Expanding our product leadership in ‘real’ food drives main meal feeding & buy rate • Breadth of forms, sizes, prices and channels that continue to outsell competitive entries at retail • Innovative technology enables new forms and formulation capabilities

14 New bag technology is a strategic enabler for better product quality, greater capacity, and new forms of innovation Our New Technology Unlocking Innovation Capabilities 3Q26 Earnings Presentation Texture Shape Aroma Quality Consistency, days open Color Simplified recipes Clean ingredients New and improved Fresh From The Kitchen First beef recipe for Homestyle Creations Upgraded recipe for Vital’s shredded chicken New pack sizes and recipes with more inclusions

15 Expect new bag technology to deliver ~100 basis points* of adjusted gross margin improvement on an annualized basis When fully optimized, the new bag technology is expected to: *Basis point improvement on total business on an annualized basis and based on lines we have installed by the end 2027 Produce more product per day than a conventional line and drive greater ROIC Deliver a higher quality product with lower quality costs Enable more innovative product forms Drive higher yields 3Q26 Earnings Presentation

16 Manufacturing Capacity Update Source: Internal Data • Owning our manufacturing enables us to advance the technology of the fresh pet food category • Operating efficiencies this year have unlocked $100+ million (the equivalent of a new line) of additional capacity • Three bag lines now utilizing new technology across the network (1 full, 2 lite) • Expect to spend in the range of $125 - $150m in capex in 2026, primarily on capacity # Lines Projected# Lines TodayFacility 77Bethlehem Kitchen 74Kitchen South 10+5Ennis Kitchen 24+16Total 3Q26 Earnings Presentation

17 Capital Efficiency Framework More out of existing lines More out of existing sites Develop & implement new technologies

18 Q3 2026 Results

19 Q3 2026 Net sales primarily driven by volume $288.8 $317.8 Q3 2025 Q3 2026 10.0% Source: Internal Data 10% 0% 10% Volume Price/Mix Net Sales Growth Q3 2026 Net Sales ($m) Q3 2026 Net Sales Bridge 3Q26 Earnings Presentation

20 Consumption growth across all channels Source: NIQ consumption data, latest 13 weeks thru 9/26/26 and internal sales data Q3 2026 Consumption Growth ($) Consumption Growth Trends (volume in pounds) 13% 10% 9% 5% 8% Total US Pet Retail Plus + Costco Total US Pet Retail Plus XAOC Food Pet Specialty 11% 10% 15% 15% 14% Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 3Q26 Earnings Presentation

21 Q3 2026 delivered significant margin improvement Q3 2026 Adj. Gross Margin % of net sales Q3 2026 Adj. EBITDA ($m) % of net sales 46.0% 50.0% Q3 2025 Q3 2026 $54.6 $64.5 Q3 2025 Q3 2026 18.9% 20.3% Net Income$101.7m $29.7m*Gross Margin (GAAP) 44.5%39.5% Source: Internal Data *The decrease in net income was primarily due to the $77.9 million deferred income tax benefit recognized in the prior year as a result of the release of the majority of the valuation allowance 3Q26 Earnings Presentation

22 Guidance

FY 2026 Guidance

Additional considerations:

- **Net Sales:** Consistent revenue performance in an uncertain consumer environment
- **Adjusted Gross Margin:** Now expect ~150 bps* improvement year-over-year primarily driven by operational improvements
- **Inflation:** Anticipate higher costs in logistics, packaging, ingredients, etc.
- **Advertising Investment:** Expect media as a percent of sales to be in-line with 2025
- **Cash Flow:** Free cash flow expected to be greater than 2025

	Previous	Updated
Net Sales Growth YoY	10% - 12%	12% - 13%
Adjusted EBITDA	$210 - $220M	$215 - $220M
Capital Expenditures	~$150M	$125 - $150M



*At midpoint of the net sales guidance

3Q26 Earnings Presentation freshpet | 23

24 2027 Targets Expand HH Penetration & Buy Rate Increase Velocity Advertising & Innovation Expand Visibility & Availability Drive Efficiencies Build Organization Capability to Increase Effectiveness & Leverage Scale Expand Capacity >49% Adjusted Gross Margin Target 20-22% Adjusted EBITDA Margin Target Net sales well in excess of category growth rate >Category 3Q26 Earnings Presentation

25 Capital Spending, Cash Flow & Liquidity

26 Strong financial position with growing cash flow Source: Internal Data Cash Flow ($m) $105.5 $145.5 $10.3 $65.3 YTD Q3 2025 YTD Q3 2026 Operating Cash Flow Free Cash Flow* Capital Spending: • YTD spend of $80.3 million • Estimated 2026 spending in the range of $125 to $150 million • First share repurchase authorization announced in May; executed $102.3 million and repurchased 1.8 million shares as of the end of September Cash flow: • Generated $145.5 million of operating cash flow YTD, a YoY increase of $40.1 million driven by higher sales and changes in deferred income taxes • YTD Free cash flow* of $65.3 million Liquidity: • $345.9 million of cash-on-hand as of 9/30/26 • Strong balance sheet provides ample financial flexibility *Free Cash Flow is defined as net cash flows provided by operating activities less capital expenditures. 3Q26 Earnings Presentation

27 Appendix

28 Freshpet, Inc. and Subsidiaries Reconciliation between Gross Profit and Adjusted Gross Profit Source: Internal Data 3Q26 Earnings Presentation Nine Months Ended September 30, Three Months Ended September 30, 2025202620252026 (Dollars in thousands) $ 326,170$ 390,674$ 114,192$ 141,307Gross profit 46,02451,37817,11516,222Depreciation expense 4,6174,6081,5031,139Non-cash share-based compensation 28713032118Loss on disposal of manufacturing equipment $ 377,098$ 446,790$ 132,842$ 158,786Adjusted Gross Profit 46.2%48.5%46.0%50.0%Adjusted Gross Profit as a % of Net Sales

Freshpet, Inc. and Subsidiaries Reconciliation between Net Income and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
	(Dollars in thousands)			
Net income	$ 29,712	$ 101,663	$ 97,708	$ 105,322
Depreciation and amortization	23,078	23,650	71,608	64,663
Interest expense, net of interest income	645	1,194	1,834	3,803
Income tax expense (benefit)	4,711	(77,958)	27,951	(77,926)
EBITDA	**58,146**	**48,549**	**199,101**	**95,862**
Non-cash share-based compensation (a)	5,886	5,219	21,402	20,256
Loss on disposal of property, plant and equipment	510	126	664	773
Gain on equity investment	—	—	(66,552)	—
Distributor transition costs (b)	—	—	—	10,680
Legal obligation (c)	—	716	—	5,703
International business charges (d)	—	—	—	1,273
Adjusted EBITDA	**$ 64,542**	**$ 54,610**	**$ 154,615**	**$ 134,547**
Adjusted EBITDA as a % of Net Sales	20.3%	18.9%	16.8%	16.5%

a. Includes true-ups to share-based compensation expense. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
b. Represents a non-recurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel.
c. Represents the net settlement charges for all claims related to the litigation with Phillips.
d. Represents termination costs due to a business change in our international go-to-market strategy.

Source: Internal Data

3Q26 Earnings Presentation freshpet | 29

30 Freshpet, Inc. and Subsidiaries Reconciliation between Net Cash Flows Provided by Operating Activities and Free Cash Flow 1 Capital expenditures is equivalent to the amount included in "Acquisitions of property, plant and equipment, software and deposits on equipment" on our Consolidated Statements of Cash Flows for the reported period. Source: Internal Data 3Q26 Earnings Presentation Nine Months Ended September 30, 20252026 (Dollars in thousands) $ 105,455$ 145,516Net cash flows provided by operating activities (95,134)(80,259)less: capital expenditures $ 10,321$ 65,257Free Cash Flow 1.3%7.1 %Free Cash Flow as a % of Net Sales

31 Convertible Share Dilution Calculations at Maturity We have run share dilution calculations to compare outcomes for the 2028 convertible notes • Freshpet has structured the convertible with Flexible Settlement, so we have the option to settle the convertible in shares, cash, or a combination at its option • We have run convertible dilution calculations once using the most dilutive physical settlement method (i.e. Freshpet delivers all underlying shares upon conversion if the convertible is in-the-money) and again using net share settlement method (i.e. Freshpet delivers the $402.5 mm principal amount in cash and any remaining in-the-money amount in shares under Treasury Stock method) Note: Based on Freshpet’s $402.5 mm convertible offering, a $54.65 stock price at issue, a 27.5% conversion premium, and an up 120% capped call. 1. If the convertible is in-the-money, Freshpet can deliver full underlying shares at its option since it has chosen a Flexible Settlement Structure. 2. At stock prices below the conversion price, the convertible is redeemed for cash without any equity dilution. Source: Internal Data 3Q26 Earnings Presentation

32 Thank you